Exhibit 10.44

AMENDMENT NO. 2 TO THIRD AMENDED AND RESTATED
SYNOVUS FINANCIAL CORP. DEFERRED COMPENSATION PLAN

THIS AMENDMENT NO. 2 (this “Amendment”) TO THIRD AMENDED AND RESTATED SYNOVUS FINANCIAL CORP. DEFERRED COMPENSATION PLAN (the “Plan”) is entered into as of November 20, 2019, and effective as set forth below . Capitalized terms used in this Amendment and not otherwise defined shall have the meaning given to such terms in the Plan.

WHEREAS, Synovus Financial Corp. (“Synovus”) maintains the Plan;

WHEREAS, Synovus desires to amend the Plan to provide for separate elections to defer salary and bonuses, with such amendment to be effective on and after January 1, 2018;

NOW, THEREFORE, Synovus hereby amends the Plan as follows:

1. Amendments To Plan. All references in Section IV. C. to 4% shall be changed to 5%.
2.Benefits of this Amendment. Nothing in this Amendment shall affect or diminish any Participant’s rights under the Plan or adversely affect any amount previously deferred under the Plan.
3. Governing Law. This Amendment shall be governed by and construed under the laws of the State of Georgia.
4.Counterparts; Effectiveness. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument and shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto.
5.Effect of Amendment. Except as expressly modified by the Amendment, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, Synovus has caused this Amendment No. 2 to be duly executed by its authorized officer as of the day and year first above written.

SYNOVUS FINANCIAL CORP.
By:	/s/ Kevin Garrett
Name: Kevin Garrett
Title: Senior Director, Total Rewards

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